Exhibit 10.8

GRAVITICS HOLDINGS, INC.

2026 STOCK OPTION AND EQUITY INCENTIVE PLAN

RECITALS

WHEREAS, Gravitics Holdings, Inc., a Delaware corporation (the “Company”), desires to attract, retain, and motivate employees, directors, consultants, and other service providers; and

WHEREAS, the Company believes that providing equity-based compensation and other incentive opportunities will align the interests of participants with those of the Company’s shareholders and promote the Company’s long-term success;

NOW, THEREFORE, the Company hereby adopts this Gravitics Holdings, Inc. 2026 Equity Incentive Plan (the “Plan”), subject to approval by the Company’s shareholders, to be effective as of _______________ (the “Effective Date”).

Article 1 — Purpose and Scope

1.	Purpose. The purpose of the Plan is to promote the interests of the Company and its shareholders by providing eligible individuals with incentive compensation opportunities tied to the performance of the Company’s common stock and the achievement of long-term corporate objectives. The Plan is intended to facilitate the attraction, retention, and motivation of key employees, non-employee directors, consultants, and other service providers.

2.	Scope. Awards granted under the Plan may include stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents, and other equity-based or equity-related awards, as determined by the Committee in its discretion.

Article 2 — Definitions

As used in the Plan, the following capitalized terms shall have the meanings set forth below:

1.	“Administrator” means the Committee or, to the extent authority has been delegated by the Committee, any officer or other person designated to administer the Plan in accordance with Section IV of Article 4.

2.	“Affiliate” means any entity that, directly or indirectly, is controlled by, controls, or is under common control with the Company, as determined by the Committee. For purposes of incentive stock options, “Affiliate” shall mean any “parent corporation” or “subsidiary corporation” as such terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

3.	“Award” or “Awards” means any stock option, stock appreciation right, restricted stock award, restricted stock unit, unrestricted stock award, performance award, dividend equivalent, or other equity-based or equity-related award granted under the Plan.

4.	“Award Agreement” means a written or electronic agreement, notice, certificate, or other instrument or document evidencing the terms and conditions of an individual Award, which may be in such form (including electronic) as the Committee determines. Each Award Agreement is subject to the terms and conditions of the Plan.

5.	“Board” means the Board of Directors of the Company.

6.	“Cause” means, unless otherwise defined in an applicable Award Agreement or other agreement between the Participant and the Company or an Affiliate, (A) the Participant’s willful misconduct or gross negligence in the performance of duties; (B) conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude; (C) material breach of any written agreement with the Company or an Affiliate; (D) fraud, embezzlement, or material dishonesty with respect to the Company or an Affiliate; (E) violation of the Company’s or an Affiliate’s material written policies; or (F) willful failure or refusal to perform assigned duties (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness). The Committee shall determine in good faith and in its sole discretion whether Cause exists.

7.	“Change in Control” means the occurrence of any of the following:

a.	Acquisition of Ownership or Voting Power. Any one person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, an acquisition shall not constitute a Change in Control if it is (i) directly from the Company, (ii) by the Company, (iii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iv) by any underwriter temporarily holding securities pursuant to an offering of such securities.

b.	Board Composition Change. A majority of the Board is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of appointment or election.

c.	Asset Sale. Any one person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, other than a transfer to (i) a shareholder of the Company in exchange for or with respect to its stock, (ii) an entity at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by the Company, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, at least fifty percent (50%) of the total value or voting power of all the outstanding stock of the Company, or (iv) an entity at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii).

8.	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute. References to any section of the Code include any successor provisions.

9.	“Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer the Plan, which committee shall consist of at least two directors, each of whom is intended to qualify as (A) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and (B) an “independent director” under the rules of Nasdaq, or any other principal securities market on which the Common Stock is traded, to the extent required by such rules. If no Committee is designated, “Committee” means the Board.

10.	“Common Stock” means the common stock of the Company, $0.01 par value per share, or such other class or kind of shares or other securities as may be applicable under Section I of Article 9.

11.	“Company” has the meaning set forth in the Recitals.

12.	“Consultant” means any person (other than an Employee or Director) who is engaged by the Company or an Affiliate to render consulting or advisory services.

13.	“Director” means a member of the Board or the board of directors of any Affiliate.

14.	“Disability” means, unless otherwise defined in an applicable Award Agreement or other agreement between the Participant and the Company or an Affiliate, (A) a physical or mental condition that renders the Participant unable to perform the material duties of the Participant’s position or service for a period of (i) ninety (90) consecutive days, or (ii) one hundred twenty (120) days during any twelve-month period, or (B) such other definition of disability as the Committee may specify in an Award Agreement or as may be required for compliance with Section 409A or Section 422 of the Code, as applicable.

15.	“Dividend Equivalent” means an Award entitling the Participant to receive credits based on cash or stock dividends that would have been paid on shares of Common Stock specified in the Award if such shares had been issued to and held by the Participant.

16.	“Effective Date” has the meaning set forth in the Recitals.

17.	“Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee alone shall not be sufficient to constitute employment.

18.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

19.	“Fair Market Value” means, with respect to a share of Common Stock or any other property, the fair market value as determined by the Committee in good faith or in the manner established by the Committee from time to time. Unless otherwise determined by the Committee, the Fair Market Value of a share of Common Stock as of any date shall be the closing sales price per share as reported on Nasdaq (or, if the Common Stock is not listed on such exchange, such other principal securities market on which the Common Stock is traded) on such date, or if no sales of Common Stock occurred on such date, on the next preceding date on which a sale occurred. If the Common Stock is not publicly traded at the time a determination of Fair Market Value is required to be made, Fair Market Value shall be determined by the Committee in good faith using any reasonable valuation method.

20.	“Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

21.	“Non-Employee Director” means a Director who is not an Employee.

22.	“Nonqualified Stock Option” means a stock option that is not an Incentive Stock Option.

23.	“Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under Article 5.

24.	“Participant” means any Employee, Director, or Consultant who is selected by the Committee to receive an Award under the Plan.

25.	“Performance Award” means an Award granted under Section IV of Article 7, the grant, vesting, lapse of restrictions, or settlement of which is subject to one or more Performance Goals.

26.	“Performance Goal” means a performance criterion or combination of performance criteria specified by the Committee with respect to an Award. Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Affiliate, division, department, region, function, or other organizational unit within the Company or Affiliate in which the Participant is employed or provides services. Performance Goals may be absolute in their terms or measured against or in relationship to the performance of a group of comparable companies, an index, budget, or other standard selected by the Committee. Performance Goals may include, without limitation, one or more of the following: revenue; earnings before interest, taxes, depreciation, and amortization (EBITDA); operating income; pre-tax or after-tax income or net income; cash flow; earnings per share; return on equity; return on invested capital or assets; cost reductions or savings; stock price appreciation; total shareholder return; funds from operations; appreciation in the Fair Market Value of Common Stock; market share; gross profits; comparisons with various stock market indices; return on capital; shareholder equity; market capitalization; economic value added; debt reduction; strategic business criteria consisting of one or more objectives based on meeting specified goals relating to market penetration, geographic expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, corporate governance, and acquisitions or divestitures of subsidiaries, affiliates, or joint ventures; or any combination of the foregoing. The Committee may provide for adjustments to Performance Goals to reflect the impact of specified corporate events or developments, including, without limitation, extraordinary, unusual, or non-recurring items; restructuring activities; acquisitions or dispositions; changes in accounting principles; changes in tax laws or rates; and other significant events.

27.	“Performance Period” means the period of time during which Performance Goals must be achieved with respect to a Performance Award, as specified by the Committee in the applicable Award Agreement.

28.	“Person” means any individual, entity, or group within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

29.	“Plan” means this Gravitics Holdings, Inc. 2026 Equity Incentive Plan, as amended from time to time.

30.	“Restricted Stock” means an Award of shares of Common Stock granted under Article 6, the rights of ownership of which are subject to restrictions prescribed by the Committee.

31.	“Restricted Stock Unit” or “RSU” means an Award granted under Article 6 representing a conditional right to receive shares of Common Stock, cash, or a combination thereof, as determined by the Committee, upon vesting or settlement of the Award.

32.	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

33.	“Section 409A” means Section 409A of the Code and the regulations and guidance promulgated thereunder.

34.	“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

35.	“Stock Appreciation Right” or “SAR” means an Award granted under Article 5 that entitles the Participant to receive, in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, an amount equal to the excess of the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over the grant price of the SAR.

36.	“Substitute Award” means an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock, in substitution for or conversion of outstanding equity awards previously granted by an entity that is acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

37.	“Ten Percent Shareholder” means a Participant who, at the time an Incentive Stock Option is granted, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary.

38.	“Unrestricted Stock Award” means an Award of shares of Common Stock free of any restrictions.

Article 3 — Shares Available for Awards

1.	Share Reserve. The maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan shall be 9,000,000 shares (the “Initial Shares”), plus on January 1, 2027 and on each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by four percent (4%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, or such lesser number of shares as approved by the Administrator, in all cases subject to adjustment as provided in Article 9 (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Common Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2027 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 4,500,000 shares of Common Stock, subject in all cases to adjustment as provided in Article 9. Subject to such overall limitations, shares of Common Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Common Stock reacquired by the Company. Such shares may be authorized and unissued shares, treasury shares, or shares purchased in the open market or otherwise. Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the shares of Common Stock authorized for grant to a grantee in any calendar year.

2.	Share Counting Rules. For purposes of calculating the number of shares available for issuance under Section I of this Article 3:

a.	Forfeitures and Expirations. If any Award expires, is forfeited, is settled in cash, or otherwise terminates without the actual delivery of shares, the shares subject to such Award shall, to the extent of such expiration, forfeiture, cash settlement, or termination, again be available for grant under the Plan.

b.	Shares Withheld or Tendered. Shares withheld or tendered to satisfy tax withholding obligations with respect to an Award, and shares withheld or tendered to pay the exercise price of an Option or SAR, shall not again be available for grant under the Plan.

c.	SARs. Upon the exercise of a SAR, the full number of shares subject to the SAR exercise shall be counted against the number of shares available for issuance under the Plan, regardless of the number of shares actually issued upon settlement of the SAR.

d.	Substitute Awards. Shares subject to Substitute Awards shall not count against the share reserve under Section I of this Article 3, nor shall shares underlying any awards that are assumed, converted, or substituted as a result of the acquisition of another company by the Company or a combination of the Company with another company count against the share reserve.

3.	Individual Award Limits. Subject to adjustment as provided in Article 9, no Participant may be granted Awards covering in excess of 4,500,000 shares of Common Stock during any calendar year. This limitation shall apply separately to each type of Award. The foregoing limit shall be construed and applied in a manner consistent with Section 162(m) of the Code and related regulations to the extent the Committee determines that compliance therewith is necessary or appropriate.

4.	Non-Employee Director Award Limits. Subject to adjustment as provided in Article 9, the maximum aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any calendar year, taken together with any cash fees paid to such Non-Employee Director during such calendar year, shall not exceed $750,000; provided, however, that such amount shall be $1,000,000 with respect to the calendar year in which the Non-Employee Director is initially elected or appointed to the Board. For purposes of this limitation, grant date fair value shall be determined without regard to any estimate of forfeitures related to service-based vesting conditions.

Article 4 — Administration

1.	Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and applicable law, the Committee shall have full and final authority in its discretion to:

a.	Select Participants to whom Awards may be granted;

b.	Determine the type, size, terms, and conditions of Awards;

c.	Determine the time when Awards will be granted and the duration of any applicable vesting or exercise period;

d.	Accelerate or extend the vesting or exercisability of any Award;

e.	Amend, modify, extend, cancel, renew, or adjust the terms of any Award, or waive any conditions or restrictions applicable to any Award or the exercise thereof, subject to the limitations in Article 11;

f.	Determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, Awards, or other property, or canceled, forfeited, or suspended;

g.	Interpret, administer, reconcile any inconsistency in, correct any defect in, and supply any omission in the Plan and any Award Agreement;

h.	Adopt, amend, and rescind such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or advisable; and

i.	Make all other decisions and determinations as may be required under the terms of the Plan or as the Committee deems necessary or advisable for the administration of the Plan.

2.	Committee Discretion Binding. Any action taken by, or inaction of, the Committee relating to the Plan or any Award shall be within the absolute discretion of the Committee and shall be conclusive and binding upon all Persons. No member of the Committee or the Board, and no officer or employee of the Company or any Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of Committee, the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

3.	Delegation to Officers. To the extent not inconsistent with applicable law or the rules of Nasdaq or any other principal securities market on which the Common Stock is traded, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not (A) subject to Section 16 of the Exchange Act, or (B) “covered employees” as defined in Section 162(m) of the Code; provided, however, that the Committee shall fix the maximum number of shares subject to Awards and the maximum number of Awards that may be granted in the aggregate and to any one Participant by such officers and shall specify the time period during which such grants may be made.

4.	Administration with Respect to Insiders. Notwithstanding anything to the contrary in this Article 4, with respect to Participants who are subject to Section 16 of the Exchange Act, all functions of the Committee under the Plan shall be exercised by the Committee in accordance with Rule 16b-3 or any successor provision.

5.	No Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as otherwise provided in Article 9, the Committee may not, without obtaining shareholder approval, (A) amend the terms of outstanding Options or SARs to reduce the exercise price or grant price of such Options or SARs, (B) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price or grant price that is less than the exercise price or grant price of the original Options or SARs, or (C) cancel outstanding Options or SARs with an exercise price or grant price above the current Fair Market Value in exchange for cash or other securities. This prohibition shall apply notwithstanding any authority to amend Awards provided in Section I.E of this Article 4 or elsewhere in the Plan.

Article 5 — Stock Options and Stock Appreciation Rights

1.	Grant of Options. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or both types of Options, and may grant SARs, to such eligible Participants, in such numbers, and subject to such terms and conditions, as the Committee shall determine in its sole discretion. Each Option and SAR shall be evidenced by an Award Agreement that specifies the terms and conditions applicable to such Award, including without limitation the exercise price, term, vesting schedule, and method of exercise.

2.	Exercise Price. The exercise price per share of an Option or the grant price of a SAR shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant; provided, however, that the exercise price of an Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant. The exercise price of a Substitute Award may be less than Fair Market Value on the date of grant if such exercise price is based on a formula set forth in the terms of the award held by the individual immediately prior to the corporate transaction that resulted in the Substitute Award.

3.	Term. The term of each Option and SAR shall be fixed by the Committee but shall not exceed ten (10) years from the date of grant. The term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years from the date of grant.

4.	Vesting and Exercisability. Each Option and SAR shall become vested and exercisable at such times and in such installments as may be determined by the Committee, subject to such performance, service-based, or other conditions as the Committee may specify in the applicable Award Agreement. The Committee may accelerate the vesting or exercisability of any Option or SAR at any time.

5.	Exercise of Options. An Option may be exercised, in whole or in part (to the extent vested and exercisable), by giving written notice to the Company (or through such electronic means as the Committee may prescribe) specifying the number of shares to be purchased, accompanied by payment in full of the aggregate exercise price. Payment of the exercise price shall be made by one or more of the following methods:

a.	In cash or by check, bank draft, or money order payable to the order of the Company;

b.	Through the delivery (or attestation to the ownership) of shares of Common Stock that have been owned by the Participant for such period of time as the Committee may specify and that have a Fair Market Value on the date of exercise equal to the aggregate exercise price;

c.	By a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the number of shares with a Fair Market Value equal to the aggregate exercise price;

d.	Through a broker-assisted cashless exercise program maintained by the Company or approved by the Committee;

e.	By such other method as the Committee may approve; or

f.	By any combination of the foregoing.

6.	Exercise of SARs. A SAR may be exercised, in whole or in part (to the extent vested and exercisable), by giving written notice to the Company (or through such electronic means as the Committee may prescribe) specifying the number of SARs to be exercised. Upon exercise of a SAR, the Participant shall be entitled to receive payment in an amount equal to the excess of (A) the Fair Market Value of one share of Common Stock on the exercise date, over (B) the grant price of the SAR, multiplied by the number of SARs exercised. Payment may be made in cash, shares of Common Stock (valued at Fair Market Value on the exercise date), or a combination thereof, as determined by the Committee.

7.	Termination of Service. Unless otherwise provided in an Award Agreement or determined by the Committee, upon a Participant’s termination of service with the Company and its Affiliates, the following rules shall apply:

a.	Termination for Cause. If the Participant’s service is terminated by the Company or an Affiliate for Cause, all Options and SARs (whether vested or unvested) shall terminate immediately and be forfeited without payment.

b.	Termination Without Cause, Resignation, or Retirement. If the Participant’s service is terminated by the Company or an Affiliate without Cause, or if the Participant resigns (other than for Good Reason, if applicable), the Participant’s unvested Options and SARs shall be forfeited, and the Participant’s vested Options and SARs shall remain exercisable for a period of 90 days following termination (or such other period as the Committee may specify), but in no event beyond the original term of the Award.

c.	Death or Disability. If the Participant’s service is terminated by reason of death or Disability, the Participant’s unvested Options and SARs shall be forfeited unless the Committee provides otherwise, and the Participant’s vested Options and SARs shall remain exercisable for a period of 12 months following termination (or such other period as the Committee may specify), but in no event beyond the original term of the Award. The Committee may provide in an Award Agreement that some or all unvested Options and SARs shall vest upon death or Disability.

8.	Incentive Stock Option Requirements. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to Incentive Stock Options:

a.	Annual Limit. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such Options shall be treated as Nonqualified Stock Options to the extent required by Section 422 of the Code. Fair Market Value shall be determined as of the date each Incentive Stock Option is granted.

b.	Eligible Participants. Incentive Stock Options may only be granted to Employees of the Company or a parent or subsidiary corporation (as such terms are defined in Sections 424(e) and 424(f) of the Code).

c.	Exercise Period After Termination. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s termination of employment for any reason other than death or Disability, or more than twelve (12) months after the Participant’s termination of employment due to Disability, except that if the Participant dies within such three-month or twelve-month period, the Incentive Stock Option may be exercised within twelve (12) months after the date of death. In all cases, no Incentive Stock Option may be exercised after the expiration of its term.

d.	Other Requirements. Incentive Stock Options shall be subject to such other terms and conditions as are required by Section 422 of the Code.

Article 6 — Restricted Stock; Restricted Stock Units; Unrestricted Stock

1.	Grant of Restricted Stock and RSUs. The Committee may grant Restricted Stock and RSUs to such eligible Participants, in such numbers, and subject to such terms and conditions, as the Committee shall determine in its sole discretion. Each grant of Restricted Stock or RSUs shall be evidenced by an Award Agreement that specifies the terms and conditions applicable to such Award, including without limitation the number of shares or units, the vesting schedule, and any performance, service-based, or other conditions to vesting or settlement.

2.	Restricted Stock Terms.

a.	Issuance and Restrictions. Upon the grant of Restricted Stock, the Committee shall cause a certificate or certificates representing the shares of Restricted Stock to be registered in the Participant’s name (or, if the shares are held in book-entry form, shall cause appropriate entries to be made), subject to such restrictions on transfer, risk of forfeiture, and other restrictions as the Committee may impose. The Committee may require that certificates representing Restricted Stock be held in custody by the Company until all restrictions have lapsed, or that the Participant deliver to the Company a stock power, endorsed in blank, relating to such Restricted Stock.

b.	Rights as Shareholder. Except as otherwise provided in the applicable Award Agreement, a Participant receiving Restricted Stock shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and the right to receive dividends; provided, however, that any dividends or distributions paid in shares shall be subject to the same restrictions as the underlying Restricted Stock, and any cash dividends may be subject to such restrictions as the Committee determines.

c.	Vesting. Restricted Stock shall vest and the restrictions shall lapse at such times and in such installments as may be determined by the Committee, subject to such performance, service-based, or other conditions as the Committee may specify. Upon vesting, the restrictions on transfer and risk of forfeiture shall lapse, and, if applicable, a certificate or certificates for the appropriate number of unrestricted shares shall be delivered to the Participant (or appropriate book-entry notations shall be made).

d.	Forfeiture. Upon a Participant’s termination of service prior to the vesting of Restricted Stock, or upon the failure to satisfy any performance or other conditions to vesting, the unvested Restricted Stock shall be forfeited and returned to the Company without payment, unless the Committee provides otherwise in the applicable Award Agreement or by subsequent action.

3.	Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the Participant may receive shares of Common Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

4.	RSU Terms.

a.	Grant. An RSU represents a conditional right to receive one share of Common Stock (or cash equal to the Fair Market Value of one share, as determined by the Committee) upon satisfaction of the vesting and other conditions specified in the applicable Award Agreement.

b.	Vesting and Settlement. RSUs shall vest and become payable at such times and in such installments as may be determined by the Committee, subject to such performance, service-based, or other conditions as the Committee may specify. Upon vesting, settlement shall occur as soon as practicable thereafter (and in any event within the period required to comply with Section 409A, if applicable), unless the Committee provides for a different settlement schedule. Settlement may be made in cash, shares of Common Stock, or a combination thereof, as determined by the Committee.

c.	No Shareholder Rights Prior to Settlement. A Participant holding RSUs shall have no rights as a shareholder with respect to the shares underlying the RSUs unless and until shares are actually issued and delivered to the Participant upon settlement. Notwithstanding the foregoing, the Committee may grant Dividend Equivalents with respect to RSUs as provided in Article 8.

d.	Forfeiture. Upon a Participant’s termination of service prior to the vesting of RSUs, or upon the failure to satisfy any performance or other conditions to vesting, the unvested RSUs shall be forfeited without payment, unless the Committee provides otherwise in the applicable Award Agreement or by subsequent action.

e.	Election to Receive Restricted Stock Units or Unrestricted Stock in Lieu of Compensation. The Administrator may, in its sole discretion, permit a Participant to elect to receive a portion of future cash compensation otherwise due to such Participant in the form of an award of RSUs or Unrestricted Stock. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the Participant elects to defer shall be converted to a fixed number of RSUs or Unrestricted Stock based on the Fair Market Value of Common Stock on the date the compensation would otherwise have been paid to the Participant if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any RSUs or Unrestricted Stock that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Agreement.

Article 7 — Performance Awards and Other Equity-Based Awards

1.	Performance Awards. The Committee may grant Performance Awards to such eligible Participants, in such numbers, and subject to such terms and conditions, as the Committee shall determine in its sole discretion. Performance Awards may be denominated in shares of Common Stock, RSUs, cash, or other units, and may be payable in cash, shares of Common Stock, or a combination thereof, as determined by the Committee.

2.	Performance Goals and Performance Period. Each Performance Award shall be subject to the achievement of one or more Performance Goals over a Performance Period specified by the Committee. The Committee shall establish the Performance Goals and Performance Period at the time of grant (or at such later time as may be permitted under Section 409A or other applicable law). The Committee may establish Performance Goals on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more Performance Goals.

3.	Certification and Payment. Following the completion of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals have been achieved and the amount of the Performance Award that has been earned. The Committee shall certify in writing (which may include approval of minutes or a resolution) the extent of achievement prior to payment or vesting of any Performance Award. Payment or settlement of earned Performance Awards shall be made in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, and shall occur as soon as practicable following the end of the Performance Period (and in any event within the period required to comply with Section 409A, if applicable), unless the Committee provides for deferral in accordance with Section 409A.

4.	Adjustment of Performance Goals. The Committee may provide in an Award Agreement for the adjustment of Performance Goals to reflect the impact of specified events or developments, including without limitation extraordinary, unusual, or non-recurring items; restructuring activities; acquisitions or dispositions; changes in accounting principles; changes in tax laws or rates; discontinued operations; the impact of gains or losses related to foreign currency transactions or fluctuations; or other events that the Committee determines should be excluded to better reflect the core operating performance of the Company or the relevant business unit.

5.	Other Equity-Based Awards. The Committee may grant other equity-based or equity-related Awards not otherwise described in the Plan, including Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock, including without limitation convertible preferred stock, convertible debentures, exchangeable securities, and Awards valued by reference to book value, fair value, or performance of specified business units. Such Awards may be granted alone, in addition to, or in tandem with any other type of Award and may be payable in cash, shares of Common Stock, or a combination thereof, as determined by the Committee. The terms and conditions of such Awards shall be determined by the Committee and set forth in the applicable Award Agreement.

Article 8 — Dividend Equivalents

1.	Grant of Dividend Equivalents. The Committee may grant Dividend Equivalents to Participants in connection with RSUs, Performance Awards, or other Awards that are not settled in shares of Common Stock at the time of grant. Dividend Equivalents entitle the Participant to receive payments (in cash or shares of Common Stock) equal to dividends or distributions that would have been paid on the shares of Common Stock underlying the Award had such shares been issued and outstanding.

2.	Terms and Conditions. Dividend Equivalents shall be subject to such terms and conditions as the Committee determines, including without limitation whether the Dividend Equivalents shall be paid currently or credited to an account for the Participant, whether they shall be subject to the same vesting and forfeiture conditions as the underlying Award, and whether they shall be paid in cash or shares of Common Stock. No Dividend Equivalents shall be granted in connection with Options or SARs.

Article 9 — Adjustments Upon Changes in Capitalization

1.	Share Adjustments. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the Committee shall make such proportionate adjustments as it deems equitable to:

a.	The maximum number of shares available for issuance under the Plan under Section I of Article 3;

b.	The individual Award limits under Sections III and IV of Article 3;

c.	The number of shares and the exercise price or grant price of outstanding Options and SARs; and

d.	The number of shares subject to, or the terms of, other outstanding Awards.

2.	Corporate Transactions. In the event of a merger, consolidation, or other corporate transaction or event that results in the Common Stock being exchanged for or converted into securities of another entity, the Committee may, in its discretion, provide for:

a.	The assumption or substitution of outstanding Awards by the acquiring or successor entity or an affiliate thereof, with appropriate adjustments to the number and type of securities subject to the Awards and the exercise price or other terms; or

b.	The cancellation of outstanding Awards in exchange for a payment (in cash, securities, or other property) equal to the excess, if any, of (i) the Fair Market Value (as determined by the Committee) of the consideration to be received in the transaction by holders of Common Stock with respect to each share of Common Stock subject to the Award (whether vested or unvested), over (ii) the aggregate exercise or grant price, if any, of such Award; provided that if such excess is zero or negative, the Award may be canceled without payment.

3.	Change in Control. Except as otherwise provided in an Award Agreement or other agreement between the Participant and the Company, upon a Change in Control:

a.	Outstanding Options and SARs. All outstanding Options and SARs shall become fully vested and exercisable immediately prior to the effective time of the Change in Control, unless assumed, substituted, or continued by the successor entity.

b.	Restricted Stock and RSUs. All outstanding Restricted Stock and RSUs shall become fully vested immediately prior to the effective time of the Change in Control, unless assumed, substituted, or continued by the successor entity.

c.	Performance Awards. All outstanding Performance Awards shall become vested at the target level of performance (or at such other level as the Committee may determine) immediately prior to the effective time of the Change in Control, unless assumed, substituted, or continued by the successor entity; provided, however, that if less than half of the applicable Performance Period has elapsed, the Committee may, in its discretion, determine that the Award shall be assumed or substituted by the successor entity and remain subject to performance conditions.

4.	Committee Discretion. Notwithstanding the foregoing provisions of this Article 9, the Committee may provide in an Award Agreement or by subsequent action for different treatment upon a corporate transaction or Change in Control, including without limitation providing that Awards shall not accelerate, or shall accelerate only upon a subsequent termination of employment. The Committee may also provide that, upon certain corporate transactions, Awards shall be canceled in exchange for substitute awards issued by the acquiring or successor entity.

5.	No Other Rights. Except as expressly provided in this Article 9 or in an Award Agreement, no Participant shall have any rights by reason of any corporate transaction or event, and the issuance by the Company of shares of stock of any class or securities convertible into shares of any class, for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment shall be made with regard to, outstanding Awards.

Article 10 — Withholding; Tax Matters

1.	Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, or to require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local, and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any Award. The Committee may, in its discretion, permit a Participant to satisfy all or part of the withholding obligation by:

a.	Having the Company withhold shares of Common Stock that would otherwise be delivered upon exercise, vesting, or settlement of an Award, having a Fair Market Value equal to the amount required to be withheld;

b.	Delivering to the Company shares of Common Stock already owned by the Participant and having a Fair Market Value equal to the amount required to be withheld; or

c.	Electing to have the Company withhold from the shares to be delivered, or selling on behalf of the Participant through a broker approved by the Company, shares sufficient to cover the withholding obligation.

2.	Section 409A Compliance. The Plan and all Awards are intended to comply with, or be exempt from, Section 409A. The Plan and all Award Agreements shall be interpreted and administered in a manner consistent with this intent. Notwithstanding any provision of the Plan or any Award Agreement to the contrary:

a.	Separation from Service. Any payment upon termination of service that constitutes deferred compensation subject to Section 409A shall be made only upon a “separation from service” as defined in Section 409A. For purposes of Section 409A, each payment in a series of payments shall be deemed a separate payment.

b.	Six-Month Delay. If a Participant is a “specified employee” (as defined in Section 409A) at the time of separation from service, any payment or settlement of an Award subject to Section 409A that is payable upon separation from service shall be delayed until the first business day following the six-month anniversary of the separation from service (or, if earlier, the Participant’s death), to the extent required by Section 409A.

c.	No Acceleration. Except as permitted under Section 409A, no payment or settlement subject to Section 409A may be accelerated.

d.	Amendment. The Company reserves the right to amend the Plan or any Award Agreement to the extent the Committee determines necessary or advisable to comply with Section 409A or to avoid the imposition of taxes or penalties under Section 409A.

e.	No Guarantee. Notwithstanding the foregoing, the Company makes no representation or guarantee that the Plan or any Award shall be exempt from or comply with Section 409A. In no event shall the Company or any Affiliate be liable for any additional tax, interest, or penalties that may be imposed on a Participant under Section 409A, or for any damages for failing to comply with Section 409A.

3.	Section 162(m) Compliance. To the extent the Committee determines that compliance with the performance-based compensation exception under Section 162(m) of the Code (to the extent applicable) is desired with respect to any Award, the terms and conditions of such Award shall be interpreted and administered in a manner consistent with such exception. However, the Committee may grant Awards that are not intended to qualify for such exception, and the Plan and any Award Agreement may be amended at any time, without shareholder approval, to eliminate any provisions designed to qualify Awards under Section 162(m) if the Committee determines that such qualification is no longer necessary or appropriate.

Article 11 — Amendment and Termination

1.	Amendment and Termination Authority. The Board or the Committee may at any time amend, suspend, or terminate the Plan or any Award Agreement; provided, however, that no such action may materially impair the rights of any Participant with respect to outstanding Awards without the Participant’s consent, except as otherwise expressly permitted by the Plan (including Section V of Article 4 and Article 9).

2.	Shareholder Approval. The Board or Committee shall obtain shareholder approval of any Plan amendment to the extent necessary or advisable to comply with applicable law or the rules of Nasdaq or any other principal securities market on which the Common Stock is traded. Without limiting the foregoing, shareholder approval shall be obtained for any amendment that:

a.	Increases the number of shares available for issuance under the Plan (except for adjustments pursuant to Article 9);

b.	Expands the types of Awards available under the Plan;

c.	Materially expands the class of individuals eligible to participate in the Plan;

d.	Extends the term of the Plan;

e.	Reduces the minimum exercise price or grant price for Options or SARs; or

f.	Would constitute a repricing of Options or SARs prohibited by Section V of Article 4.

3.	Amendment of Outstanding Awards. The Committee may amend, modify, or terminate any outstanding Award, including substituting therefor another Award of the same or different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Nonqualified Stock Option; provided that the Participant’s consent shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant or is otherwise permitted under the Plan.

Article 12 — Transferability

1.	General Restriction. Except as otherwise provided in this Article 12 or as the Committee may determine, Awards shall not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and Awards may be exercised or settled during the lifetime of the Participant only by the Participant or the Participant’s legal representative or guardian. The Committee may, in its discretion, permit transfers of Awards (other than Incentive Stock Options) to:

a.	Members of the Participant’s immediate family (spouse, children, grandchildren, parents, grandparents, siblings, and any spouse of any of the foregoing);

b.	Trusts for the benefit of such immediate family members;

c.	Partnerships or limited liability companies in which such immediate family members are the only partners or members; or

d.	Such other transferees as the Committee may approve;

provided that the Participant receives no consideration for the transfer and the transferee agrees in writing to be bound by all terms and conditions applicable to the Award. Any permitted transferee may not further transfer an Award except by will or the laws of descent and distribution.

2.	Restrictions on ISO Transfers. Notwithstanding the foregoing, Incentive Stock Options may not be transferred except by will or the laws of descent and distribution, and may be exercised during the Participant’s lifetime only by the Participant.

Article 13 — Conditions and Restrictions on Awards and Shares

1.	Securities Law Compliance. Shares of Common Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable federal and state securities laws, rules, and regulations and the requirements of any stock exchange or quotation system upon which the Common Stock may then be listed or quoted. The Company shall be under no obligation to register shares of Common Stock under the Securities Act or any state securities laws. The Committee may require, as a condition to the exercise or settlement of any Award, that the Participant (or any permitted transferee) represent and warrant that the shares are being acquired only for investment and without any present intention to sell or distribute such shares.

2.	Restrictive Legends. Certificates or book-entry notations for shares of Common Stock issued under the Plan may bear such restrictive legends and statements as the Committee deems advisable to ensure compliance with applicable securities laws, as well as any legends and statements required by any other applicable law, rule, regulation, or agreement.

3.	Market Stand-Off. In connection with any underwritten public offering of the Company’s securities, each Participant agrees, if requested by the Company and the managing underwriter, not to directly or indirectly offer, sell, contract to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock during such period, not to exceed 180 days following the effective date of the registration statement relating to such offering, as the managing underwriter shall specify.

4.	Clawback/Recoupment. All Awards granted under the Plan shall be subject to forfeiture, recovery, or other action pursuant to any clawback or recoupment policy adopted by the Company, as in effect from time to time, including any policy adopted to comply with applicable law (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) or the requirements of any national securities exchange or quotation system on which the Common Stock is listed or quoted. By accepting an Award, the Participant agrees that the Participant will promptly repay or return to the Company the amount or value of any Award or shares acquired pursuant to an Award, or any proceeds from the sale of such shares, as required by such policy.

5.	Trading Policy Restrictions. All transactions involving the Company’s securities effected by a Participant shall be subject to the Company’s insider trading policy and other policies relating to securities transactions, as in effect from time to time. The Committee may impose such additional restrictions on Awards or shares issued pursuant to Awards as it deems necessary or advisable, including restrictions to comply with applicable securities laws or the requirements of Rule 16b-3.

6.	Other Conditions. The Committee may impose such other conditions and restrictions on Awards and shares issued pursuant to Awards as it deems appropriate, including conditions on vesting or transferability and forfeiture or repurchase provisions, to the extent not inconsistent with the Plan.

Article 14 — Foreign Participants and Sub-Plans

1.	Foreign Participants. The Committee may grant Awards to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan. The Committee may establish one or more sub-plans or appendices to the Plan for this purpose.

2.	Sub-Plans and Appendices. Any such sub-plan or appendix shall be deemed part of the Plan but shall apply only to Participants within the affected jurisdiction. To the extent required by applicable foreign law or deemed necessary or advisable by the Committee, any such sub-plan or appendix may provide for:

a.	Modifications to Award terms, vesting schedules, and settlement mechanics;

b.	Procedures for exercise and payment in local currency;

c.	Tax withholding procedures compliant with local law;

d.	Securities law compliance mechanisms appropriate to the foreign jurisdiction;

e.	Establishment of a separate share reserve; and

f.	Such other modifications and procedures as the Committee deems necessary or advisable.

Article 15 — General Provisions

1.	No Right to Continued Service. Neither the Plan nor any Award shall confer upon any Participant any right to continued employment, engagement, or service with the Company or any Affiliate, or limit in any manner the right of the Company or any Affiliate to terminate the employment or service of any Participant at any time, with or without Cause.

2.	No Right to Awards. No Participant or other Person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any Affiliate.

3.	Unfunded Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. Nothing contained in the Plan shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable under the Plan. Participants shall have no security interest in any assets of the Company by reason of the Plan or any Award.

4.	No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

5.	Expenses. The expenses of administering the Plan shall be borne by the Company. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award.

6.	Awards Not Includable for Benefit Purposes. Except as may otherwise be determined by the Committee or required by law, Awards and any income attributable to Awards shall not be considered compensation for purposes of any retirement, pension, life insurance, or other employee benefit plan or program of the Company or any Affiliate, unless the Committee expressly determines otherwise.

7.	Governing Law. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

8.	Severability. If any provision of the Plan or any Award Agreement is held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not be affected, and a valid, legal, and enforceable provision that most nearly carries out the intent of the parties shall be substituted for the invalid, illegal, or unenforceable provision.

9.	Construction. Headings are given to the Articles and Sections of the Plan solely as a convenience. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment, successor, or replacement statute, regulation, or other provision of law.

10.	Non-Uniformity of Treatment. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

11.	Successors and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, the Company, and its Affiliates.

12.	Stockholder Approval. The Plan shall become effective on the Effective Date, subject to approval by the shareholders of the Company in accordance with applicable law and the rules of Nasdaq or any other principal securities market on which the Common Stock is traded. Awards may be granted prior to shareholder approval, but any such Awards shall be expressly contingent upon and subject to such approval.

Article 16 — Term of Plan

The Plan shall continue in effect until terminated by the Board; provided, however, that no Award may be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date. Termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

Article 17 — Execution

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute this Plan document.

GRAVITICS HOLDINGS, INC.

By:
Name:
Title:
Date:

Page 22 of 22